UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 26, 2008

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

On August 26, 2008, Public Media Works, Inc. (the “Company”) executed a Purchase Agreement with Corbin Bernsen, and an entity owned by him, providing for the sale of certain Company limited liability company interests and projects. The agreement provides for the sale of the Company’s entire membership interests in DOD, LLC and Dead Air, LLC and for the Company to resign as the manager of each; the Company’s sale of  1/2 of its 40% interest in the production of the film “Car Pool Guy”; and the Company’s sale of a  1/2 interest in the script for the film “3 Day Test”. In consideration for the assets, Mr. Bernsen agreed to forgive all of the Company debt to him (in the approximate amount of $55,000) and agreed to pay the Company future royalty payments from the projects. The Company received the right to receive royalty payments in the amount of 12.5% of any future distributions from DOD, LLC and 10% of any future distributions from Dead Air, LLC. The agreement also terminated the Project Management Agreement dated March 18, 2008 previously entered into between the Company and Mr. Bernsen. The transactions under the agreement were effective as of August 11, 2008. The description of the terms of the agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

No.	Description

10.73	Purchase Agreement with Mr. Bernsen dated August 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: August 26, 2008	By:	/s/ Al Hayes
Al Hayes Chief Executive Officer